Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, John Stinebaugh, Chief Executive Officer, certify that:

1	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of TerraForm Power, Inc.; and

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 25, 2020

By:	/s/ JOHN STINEBAUGH
Name:	John Stinebaugh
Title:	Chief Executive Officer
(Principal executive officer)